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Exhibit 99.1

[FIRST CONSULTING GROUP LETTERHEAD]

FOR IMMEDIATE RELEASE	For more information contact:
Luther J. Nussbaum
Chairman and CEO
First Consulting Group
562-624-5221
lnussbaum@fcg.com

Michael J. Puntoriero
Executive Vice President and CFO
First Consulting Group
562-624-5222
mpuntoriero@fcg.com

Thomas A. Reep
Vice President Finance and Investor Relations
First Consulting Group
562-624-5250
treep@fcg.com

FIRST CONSULTING GROUP (FCG) PROVIDES SECOND QUARTER AND
FISCAL 2003 INVESTOR UPDATE

  •
  Company Re-Affirms Quarterly Revenue Guidance, Lowers Quarterly Earnings Guidance and Expects a Loss in Second Quarter 2003

  •
  Company Realigns Strategy in Life Sciences; Will Take Restructuring Charge

  •
  Company Sets Aggressive G&A Cost Reduction Targets

  •
  Balance Sheet Expected to Remain Strong

LONG BEACH, Calif., June 24, 2003—First Consulting Group, Inc. (Nasdaq: FCGI), a leading provider of information-based business improvement and outsourcing services to the health-related industries, today announced that it expects to record a second quarter net loss of approximately $0.11 to $0.14 per share, or approximately $2.8 to $3.5 million, which includes approximately $3.0 to $3.5 million pretax of expected restructuring charges. Previously, the company had provided guidance of earnings per share ranging from $0.03 to $0.07 for the second quarter of 2003. The change in expected outcome in the second quarter of 2003 is primarily due to revenues not materializing in the Life Sciences business unit as previously expected and, to a lesser extent, higher than anticipated costs incurred on certain Life Sciences projects in order to meet customer requirements.

        Total anticipated restructuring charges, including severance, newly vacated facilities and additions to the reserves provided for previously vacated facilities, are expected to range from $5.0 to $6.0 million pretax, and are expected to be recorded during the second and third quarters of 2003. Revenue for the second quarter of 2003 is expected to be at the lower end of previous guidance from the company of $70 million to $73 million. Total cash and investments are expected to remain solid as of the quarter end and the company continues to have no debt.

Business Discussion and Perspective

        Over the past decade, the Life Sciences business unit has grown through three services: (i) staffing services; (ii) custom development of unique enterprise solutions for pharmaceutical clients; and

(iii) implementations of FirstDoc™, the company's enterprise application suite which provides a regulatory-compliant solution to the biopharmaceutical industry. Additionally, some growth has been realized through geographic expansion in Europe and, more recently, Japan, as the company aligned its organization with the needs of its global pharmaceutical clients. However, as pharmaceutical clients seek to rationalize their development dollars, unique, custom enterprise solutions have become far less preferred to pre-packaged solutions and the demand for such unique, custom development services has diminished substantially. In response to this shift in market demand, FCG's strategic focus in Life Sciences during the past several months has been to accelerate development of a comprehensive, regulatory-compliant solution in expanding the FirstDoc suite for the biopharmaceutical industry. This will require additional software product development over the next several quarters.

        The company has broadened its alliances with industry leaders such as Documentum, SAS and Siebel and will leverage its low cost, high quality capabilities in implementation, integration and configuration of pre-packaged software. FCG Life Sciences will also provide clients with deep domain consulting and business transformation services and has introduced fully hosted solutions for small and mid-size clients. Paragon Solutions, acquired in February and operating under the Paragon and FCG brands, is expected to grow rapidly as a solution for low cost, high quality software services within healthcare and in other industries.

        In order to align resources with this strategic direction, FCG will restructure its Life Sciences practices, further reducing its number of people and facilities. Previously, the company expected to preserve a greater portion of its U.S.-based Life Sciences resources and facilities, while growing its offshore business. However, with the strategic shift to pre-packaged solutions, current costs are too high. Therefore, the company expects to take the following actions in its Life Sciences business unit:

  1.
  FCG plans to reduce its Life Sciences practice by approximately an additional 70 employees, or 10 percent, over the second and third quarters of 2003. When combined with other workforce reductions elsewhere in the firm, this action is expected to result in severance costs ranging from $2.5 to $3.5 million.

  2.
  FCG will take a charge for closing new facilities and will increase its previously established accrual for facilities vacated in Wayne, Pennsylvania due to considerable excess space in the Northwest Philadelphia area. This increase in the accrual is expected to result in a charge of approximately $2.5 million.

  3.
  FCG will accelerate investment to expand its FirstDoc product suite.

        Luther Nussbaum, FCG's chairman and chief executive officer, elaborated on the current state of the business and said, "While we have recovered well from the first quarter in healthcare delivery and in outsourcing, the imperatives of and shifts in life sciences have required us to make a much larger and quicker strategic decision than we anticipated. Our overall business has shifted quickly and we are responding by building practices now solidly based on business improvement; offering real cost savings, increases in cash flow, clinical outcomes improvement and cost effective compliance with multi-national government reporting requirements. We intend to redouble our efforts to take out costs so that we can continue to appropriately invest in high value solutions for our clients."

        FCG provided the following additional business discussion and perspective relative to the expected operating results for the second quarter of 2003:

  1.
  The Healthcare business unit (Healthcare Delivery and Health Plans) revenues are expected to increase by approximately seven percent over the first quarter of 2003, as Healthcare Delivery added staff of more than 40 people while improving profitability.

  2.
  Outsourcing has significantly improved its operations post implementation of EITF 00-21 moving from an operating loss in the first quarter to profitability in the second quarter.

  3.
  Total operating loss in Life Sciences, excluding the restructuring charges, is anticipated to be approximately $3.0 million in the quarter due to the reasons cited above.

  4.
  Support costs are running too high as revenue has shifted from established businesses and has been supplemented by recent acquisitions. While dramatic improvements have been made in G&A over the last 18 months, the levels still need to be appreciably reduced as targeted below.

        FCG provided the following about its future prospects:

  1.
  In Healthcare Delivery, the company has invested heavily in the development of clinical transformation services and currently has four significant clients where it anticipates demonstrating the effectiveness of this offering and then capitalizing on these initial qualifications to secure large follow-on engagements and new engagements from other potential clients. The company continues to expect this offering to be a significant growth engine for the firm over the next five years.

  2.
  In Health Plans, FCG continues to experience a profitable business, but the growth has been stagnant and the pipeline for new business is weak. The company has recently appointed a new leader in this practice area with very strong health plan ties and operating experience. In the Health Plan practice, the company continues to seek additional opportunities to replace some moderate size contracts in its Health Plan practice that are scheduled to end during the third and fourth quarters of 2003.

  3.
  Outsourcing has been a significant growth engine for FCG in the past five years. While outsourcing now exceeds $100 million in annual revenues, FCG has been investing along the way. It has taken significant sales costs and business structure investment to get this business unit off the ground. The company anticipates that the business will improve in profitability and revenue over the next 18 months. FCG is the vendor of choice in one small to mid-size opportunity and has a pipeline of opportunities, predominately in its emerging Meditech Service Center concept, in new discrete offerings and in traditional IT Outsourcing. FCG is in the early stages of lowering its delivery costs and costs to clients by moving services off the client site and offshore.

  4.
  Over the last 18 months, FCG, along with other core founding partners, has invested heavily in the Patient Safety Institute (PSI). FCG has been primarily responsible for development of the core system. The investment and initial highly successful demonstration phase for PSI is nearing an end and there are expected to be many opportunities for FCG to generate revenues through PSI, both as PSI's primary provider of outsourcing and implementation services, and outside of PSI, where FCG may leverage the base technology and know how developed in connection with PSI.

  5.
  FCG entered into call center outsourcing with its acquisition of Coactive at the end of May 2003. FCG expects Coactive to remain in investment phase, contributing little, if any, operating income through at least the end of 2003 but setting the stage for profitable growth in 2004.

  6.
  Lastly, and importantly, the company has set a target G&A run rate of 18 percent of revenues by the first quarter of 2004, which is more than 300 basis points of improvement from the company's G&A rate for all of fiscal 2002, and more than 800 basis points better than fiscal year 2001. In the current operating and economic environment, FCG believes that continued aggressive cost action is required to provide improving earnings and cash flow through uncertain market conditions. The G&A percentage target for the full year 2004 has yet to be set, but the company will set an objective to push continued G&A improvement through 2004.

        Nussbaum concluded, "We continue to believe that we are investing in the right things that will be compelling services to our clients and the industry at large. We expect to buffer some of the market conditions by further concentrating on taking out cost, hence our aggressive G&A targets. Our service offerings, because they are more solution oriented, require periods of investment in putting together sophisticated methodologies, software code and packaged software integration. We continue to build a strong franchise. Unfortunately, there are not shortcuts to build it right, quickly."

Financial Outlook

        As a result of the expected results for the second quarter of 2003, FCG cautions investors that previous financial guidance regarding second quarter and full year 2003 expected financial performance provided by the company is no longer valid. The company is not at this time providing any new guidance regarding the second half of fiscal 2003. However, the company anticipates providing further guidance on its future prospects when second quarter of 2003 results are released on July 24, 2003.

Second Quarter 2003 Fiscal Results Conference Call

        FCG will hold an investor conference call to discuss second quarter 2003 results on Thursday, July 24, 2003, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). A press release announcing second quarter results will be released prior to the conference call.

        This call is being webcast by CCBN and can be accessed at FCG's Web site at www.fcg.com.

        The webcast will also be distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network such as America Online's Personal Finance Channel. Institutional investors can access the call via CCBN's password protected event management site, StreetEvents (www.streetevents.com).

About First Consulting Group

        FCG is a leading provider of consulting, technology, outsourcing and applied research services for healthcare, pharmaceutical, and other life sciences organizations throughout North America, Europe and Asia. The firm's services increase clients' operations effectiveness, resulting in reduced costs, improved customer service, enhanced quality of patient care, and more rapid introduction of new pharmaceutical compounds. For more information about FCG, visit www.fcg.com or call 800-345-0957.

Forward-Looking Statements

        This news release includes forward-looking statements based on First Consulting Group's current expectations, estimates and projections about its industry, management's beliefs and certain assumptions made by the company. These forward-looking statements can typically be identified by use of words such as "believes," "anticipates" or "expects" and include statements regarding (i) the future prospects of FCG's business units in healthcare, life sciences and outsourcing; (ii) expected trends in and predictability of the markets that FCG serves; (iii) FCG's ability to gain closure on key engagements, including new outsourcing engagements, health plan projects and additional phases of clinical transformation projects, during 2003; (iv) the ability of FCG to deliver a low cost, high quality software development approach through its recently acquired offshore development facilities; (v) FCG's anticipated revenues and earnings per share for the second quarter and fiscal year 2003; (vi) FCG's ability to realize decreased general and administrative expenses on a percentage basis; and (vii) the anticipated impact on FCG's financial results of the new EITF 00-21 accounting standard and the company's ability to manage its outsourcing contracts under this new standard. These forward-looking statements involve known and unknown risks which may cause the company's actual results and performance to be materially different from the future results and performance stated or implied by the forward looking statements.

        Some of the risks investors should consider include the following: (a) the unpredictable nature of the company's pipeline of potential business and of negotiations with clients on new outsourcing and other engagements, resulting in uncertainty as to whether and when FCG will enter into new agreements and whether those agreements will be on terms favorable to FCG; (b) the unpredictable nature of the business of FCG's clients and the markets that they serve, particularly in the current economic and political climate, which could result in clients canceling, modifying or delaying current or prospective engagements with FCG; (c) the importance of FCG's personnel to its operations, including whether FCG can attract and retain qualified management and personnel and keep personnel utilized on client engagements in order to achieve projected growth, revenue and earnings; (d) the ability of FCG to increase its sales effectiveness through the recruitment and deployment of an experienced sales force that provides appropriate account coverage; (e) the ability of FCG to integrate acquisitions and realize positive earnings contributions from those acquisitions in the short term; (f) the ability of FCG to deliver services from a global operations base, including India, Vietnam, Japan and Europe; (g) foreign currency exchange rates and cost of labor and availability of resources in FCG's offshore development centers; (h) the ability of FCG to manage costs on its large outsourcing contracts; (i) the continued viability of the Patient Safety Institute as a source of potential business for FCG; and (k) other risk factors referenced in the company's most recent Forms 10-K, 10-Q and other periodic reports filed with the Securities and Exchange Commission.

        In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by FCG or any other person that FCG's objectives or plans will be achieved. FCG undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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FIRST CONSULTING GROUP (FCG) PROVIDES SECOND QUARTER AND FISCAL 2003 INVESTOR UPDATE